Exhibit 10.17

Execution Version

Dated November 15, 2023

COLLATERAL MANAGEMENT AGREEMENT

between

MSD BDC CLO I, LLC

as Issuer

and

MSD PARTNERS, L.P.

as Collateral Manager

(i)

COLLATERAL MANAGEMENT AGREEMENT

This COLLATERAL MANAGEMENT AGREEMENT, dated as of November 15, 2023 (the “Agreement”), is entered into by and between MSD BDC CLO I, LLC, a Delaware limited liability company (together with successors and assigns permitted hereunder, the “Issuer”), and MSD PARTNERS, L.P. a Delaware limited partnership, as collateral manager (together with its successors and assigns, the “Collateral Manager”).

W I T N E S S E T H:

WHEREAS, the Issuer intends to issue the Notes (as defined in the Indenture) pursuant to an indenture to be dated as of the date hereof (as the same may be supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer and U.S. Bank Trust Company, National Association, as Trustee (as defined therein);

WHEREAS, pursuant to the Indenture, the Issuer intends to grant to the Trustee, for the benefit of the Secured Parties, all of its right, title and interest in and under the Assets (as defined in the Indenture), including certain Collateral Obligations, Eligible Investments and any Equity Securities acquired or received in connection with the Collateral Obligations, together with certain other contract rights, amounts on deposit in certain accounts, certain other assets and the proceeds thereof;

WHEREAS, the Issuer is authorized to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Assets in the manner and on the terms set forth herein and to provide such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time request; and

WHEREAS, the Issuer desires to engage the Collateral Manager to provide the services described herein and the Collateral Manager has the capacity to provide such services, is prepared to perform such services upon the terms and conditions set forth herein and desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture.

“Advisers Act” shall mean the United States Investment Advisers Act of 1940, as amended.

“Affiliate Transaction” shall mean each transaction in which the Collateral Manager or its Affiliate acts as principal (within the meaning of the Advisers Act) buys or sells a Collateral Obligation from the Issuer for its own account.

“Agreement” shall mean this Collateral Management Agreement, as amended from time to time in accordance with the terms hereof.

“Base Management Fee” shall mean, a fee, payable in arrears on each Payment Date, in an amount equal to (A) if MIC holds no Preferred Shares, 0.15% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date and (B) if MIC holds any Preferred Shares, $0.

“Client” shall mean any advisory client of the Collateral Manager other than the Issuer, including private funds, pooled investment vehicles and single investor funds, separately managed accounts or any other account and an investment vehicle that has elected to be regulated as a business development company under the 1940 Act.

“Collateral Management Fees” shall mean, collectively, the Senior Management Fee, the Subordinated Management Fee and the Incentive Management Fee, each as defined in the Indenture.

“Collateral Manager Breach” shall mean (A) a material breach of this Agreement by the Collateral Manager by reason of acts or omissions which constitute bad faith, willful misconduct or gross negligence in the performance of, or reckless disregard with respect to, its obligations hereunder, or (B) the incurrence of a Loss that arises out of or is based upon any untrue statement or omission of a material fact in the Collateral Manager Information contained in the Offering Circular.

“Collateral Manager Information” shall mean the information about the Firm provided by the Collateral Manager for use in the Offering Circular under the headings entitled "Summary of Terms—Collateral Manager", “Risk Factors—Relating to the Collateral Manager and the Retention Holder,” “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Collateral Manager, MIC, MSD SPV I, their respective Affiliates and certain investors”, “The Collateral Manager” and “The Retention Holder and its Affiliates.”

“Cross Transactions” shall mean Transactions for the Issuer’s account in which a security or other property is sold to or purchased from another Client or other investment advisory client or brokerage customer of the Firm.

“Firm” shall mean, collectively, the Collateral Manager and its Affiliates.

“Incentive Management Fee” shall mean, a fee, which is payable only on a Payment Date on or after the date that the Incentive Management Fee Threshold has been met, will be payable in accordance with the Priority of Payments and will equal to, if MIC holds any Preferred Shares, 0% and, if MIC holds no Preferred Shares, 20%, in each case, of the Interest Proceeds and Principal Proceeds available for distribution under Section 11.1(a)(i)(M), Section 11.1(a)(ii)(K) and Section 11.1(a)(iv)(J) of the Indenture on such Payment Date.

“Indemnified Party” shall mean, with respect to Section 9 hereof, each of the Firm and their respective Personnel.

“Indemnifying Party” shall mean, with respect to Section 9 hereof, the Issuer.

“Indenture” shall have the meaning specified in the recitals.

“Issuer” shall have the meaning specified in the recitals.

“Losses” shall mean, with respect to any Person, any and all expenses, losses, damages, liabilities, demands, charges or claims of any nature whatsoever (including reasonable attorneys’ fees and expenses) incurred by such Person.

“Notes” shall have the meaning specified in the recitals.

“Personnel” shall mean, collectively, principals, partners, members, stockholders, directors, managers, managing directors, officers, employees and agents.

“Subordinated Management Fee” shall mean, a fee, payable in arrears on each Payment Date, in an amount equal to (A) if MIC holds no Preferred Shares, 0.10% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date and (B) if MIC holds any Preferred Shares, $0.

“Supermajority” shall mean, with respect to any Class or Classes of Notes, the holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Notes of such Class or Classes.

“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer in accordance with the terms of this Agreement, including, without limitation, (i) selecting and acquiring Collateral Obligations and Eligible Investments, (ii) supervising, investing and reinvesting the Assets, and (iii) instructing the Trustee with respect to any disposition or tender of a Collateral Obligation, Equity Security or Eligible Investment by the Issuer.

Section 2. Duties of the Collateral Manager. The Collateral Manager shall provide services to the Issuer as follows:

(a)
General Duties. Subject to and in accordance with the terms of the Indenture and this Agreement, the Collateral Manager agrees to supervise and direct the investment and reinvestment of the Assets, and shall perform on behalf of the Issuer those investment-related duties and functions assigned to the Issuer under the Indenture, including, without limitation, the furnishing of Issuer Orders and providing such certifications as agent of the Issuer as may be required under the Indenture with respect to permitted purchases and sales of Collateral Obligations and Eligible Investments and the execution of hedge agreements (to the extent the Issuer is permitted to enter into hedge agreements pursuant to the Indenture); and the Collateral Manager shall have the power to execute and deliver all other necessary and appropriate documents and instruments as agent on behalf of the Issuer with respect thereto.

(b)
Standard of Care. The Collateral Manager shall, subject to the terms and conditions of the Indenture and this Agreement, perform its obligations hereunder and under the Indenture in good faith with reasonable care and (i) using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that they manage for themselves and for others with similar objectives and policies, and (ii) to the extent not inconsistent with the foregoing, in accordance with existing customary standards, policies and procedures in performing its duties hereunder; provided that the Collateral Manager shall not be liable for any loss or damages resulting from any failure to satisfy the standard of care set forth in this paragraph except to the extent such failure would result in liability pursuant to Section 9(a).
(c)
Amendments to Indenture and Other Transaction Documents. The Issuer agrees that it will not permit to become effective any amendment to the Indenture or any other Transaction Document unless the Collateral Manager has been given prior written notice of such amendment and has consented thereto in writing. While the Issuer is in compliance with the terms of this Agreement, the Collateral Manager shall comply with all the terms and conditions of the Indenture affecting the duties and functions to be performed by it hereunder and the Collateral Manager shall be bound to follow the terms of any amendment to the Indenture or the other Transaction Documents; provided that (i) in each case the Collateral Manager has expressly consented to such amendment in writing and has received a copy of such amendment and (ii) in the case of any amendment to the Indenture, the Collateral Manager shall not, subject to Section 8.3 of the Indenture, unreasonably withhold or delay its consent to such amendment.
(d)
Selection of Assets. Subject to the terms and conditions of this Agreement and the Indenture, the Collateral Manager shall (i) select the Collateral Obligations and Eligible Investments to be acquired by the Issuer; (ii) invest and reinvest the Assets and facilitate the acquisition and settlement of Collateral Obligations by the Issuer; (iii) advise the Issuer with respect to interest rate risk and cash flow timing, including selecting and negotiating hedge agreements to the extent the Issuer is permitted to enter into hedge agreements pursuant to the Indenture; (iv) monitor the Assets and instruct the Trustee with respect to any disposition or tender of any Asset by the Issuer in accordance with the Indenture; and (v) provide to the Trustee and the Issuer certain information required to be prepared and delivered pursuant to the Indenture. The Collateral Manager shall have no obligation to perform any duties other than as expressly specified herein, or in the provisions of the Indenture applicable to it, and the Collateral Manager shall be subject to no implicit obligations of any kind. In making determinations as to whether an investment satisfies the definition of “Collateral Obligation” or complies with the Investment Criteria and for making other determinations relating to the status or characteristics of an investment, the Collateral Manager is entitled to rely upon such advice of counsel or other advisors as the Collateral Manager determines reasonably appropriate in its sole discretion.
(e)
Monitoring; Procuring and Distributing Information. The Collateral Manager shall monitor the Assets on behalf of the Issuer and, on an ongoing basis, provide (or cause to be provided) to the Trustee and the Issuer all opinions, reports, schedules and other data which the Issuer or the Collateral Manager is required to prepare and deliver under the Indenture, substantially in the form and containing such information required thereby. In addition, the Collateral Manager shall, on behalf of the Issuer and to the extent reasonable and practicable, from sources of information normally available to it, be responsible for (i) obtaining any information concerning whether a Collateral Obligation has become a Defaulted Obligation; (ii) providing any Rating Agency, in the event such Rating Agency is requested by the Issuer to provide information with respect to the rating of an obligation, with any information the Collateral Manager has or can reasonably obtain which is necessary in order for such Rating Agency to provide such rating; and (iii) providing the Rating Agencies rating the Notes with any information the Collateral Manager has or can reasonably obtain which is necessary in order for such Rating Agency to confirm its respective ratings of any Notes as required under the Indenture. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such reports and such information (including without limitation, the obligors of the Collateral Obligations, the Rating Agencies, the Trustee and the Collateral Administrator) and to any confidentiality restrictions with respect thereto.
(f)
Direction of Trustee. The Collateral Manager may, in its sole discretion and subject to and in accordance with the provisions of the Indenture and this Agreement, take on behalf of the Issuer, or direct the Trustee to take, the following actions with respect to the Assets:
(i)
purchase and retain any Asset;
(ii)
sell or otherwise dispose of any Asset in the open market or otherwise as permitted under the terms hereof and under the terms of the Indenture;
(iii)
if applicable, tender any Asset pursuant to an Offer;
(iv)
if applicable, consent or withhold consent to any proposed exchange, workout, amendment, modification or waiver relating to any Asset;
(v)
retain or dispose of any securities or other property (other than Cash) received pursuant to an Offer;
(vi)
waive any default with respect to a Defaulted Obligation;
(vii)
vote to accelerate the maturity of a Defaulted Obligation;
(viii)
subject to its obligations in Section 5, participate in a committee or group formed by creditors of an obligor under any Asset; or
(ix)
exercise any other rights or remedies with respect to the Assets as permitted by law, its terms or as provided in the related Underlying Documents or take any other action consistent with the terms of the Indenture.

(g)
Disposition of Assets. Subject to the satisfaction of the requirements of this Agreement and the Indenture, upon the disposition of any Asset (or any security or property received in exchange therefor), the Collateral Manager shall direct the Trustee to apply such amounts in accordance with the Indenture to the purchase of one or more Collateral Obligations or Eligible Investments or as otherwise permitted by the Indenture. In addition, the Collateral Manager may determine in its sole discretion (i) whether, in light of the composition of the Collateral Obligations, general market conditions and other pertinent factors, the investment of Principal Proceeds in additional Collateral Obligations within the foreseeable future would be either impractical or not beneficial to the Holders of the Preferred Shares and (ii) whether all or a portion of the Principal Proceeds will be allocated to a Special Redemption of the Notes on any Payment Date during the Reinvestment Period pursuant to Section 9.6 of the Indenture.
(h)
Performance Through Third Parties. In providing services hereunder, the Collateral Manager may, in its sole discretion, employ third parties (including its Affiliates), selected with reasonable care, to render advice and assistance, including the performance of any of its duties hereunder; provided, that such employment does not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise cause the Issuer to be subject to U.S. federal, state or local income tax on a net basis (including any tax imposed under Section 1446 of the Code). Such third parties employed by the Collateral Manager shall be in addition to the Collateral Administrator employed by the Issuer pursuant to the Collateral Administration Agreement, the accountants appointed on behalf of the Issuer pursuant to the Indenture, and any additional agents and counsel employed by the Issuer pursuant to the Indenture; and to the maximum extent permitted under applicable law, the Collateral Manager shall not be liable for the acts or omissions of any such third party employed or appointed by the Issuer. The Collateral Manager shall not be relieved of any of its duties or obligations hereunder by the third parties employed by the Collateral Manager pursuant to this Section 2(h) regardless of the performance of services by such third parties.
(i)
Further Agreements. The Collateral Manager hereby agrees not to institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all Notes, provided, however, that nothing in this Section 2(i) shall preclude, or be deemed to estop, the Collateral Manager (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any involuntary insolvency proceeding filed or commenced against the Issuer by a Person other than the Collateral Manager, or (B) from commencing against the Issuer or any properties of the Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceeding.

(j)
Issuer to Cooperate with Collateral Manager. In furtherance of Section 2(a) through Section 2(i):
(i)
the Issuer shall cooperate fully with the Collateral Manager and shall execute, certify, swear to, acknowledge, deliver, file, consent to, waive rights under, receive and record any and all documents as directed by the Collateral Manager that, in the sole and complete discretion of the Collateral Manager, the Collateral Manager deems appropriate or necessary in connection with the Collateral Manager’s powers and duties under this Agreement; and
(ii)
the Issuer shall execute and deliver to or on behalf of the Collateral Manager as the Collateral Manager may direct, or cause to be executed and delivered to or on behalf of the Collateral Manager as the Collateral Manager may request, all such instruments set forth in Section 2(j)(i) as the Collateral Manager may request in connection with the Collateral Manager’s powers and duties under this Agreement.

Section 3. Purchase and Sale Transactions; Brokerage

(a)
Arm’s Length Transactions. The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction by it, on behalf of the Issuer, including any Transaction with Affiliates, to be on the same or better economic and other material terms and conditions as would have governed such Transaction were it conducted with a third party and negotiated on an arm’s length basis.
(b)
Best Execution. The Collateral Manager will use all commercially reasonable efforts to seek to obtain the best execution for each order placed with respect to any Transaction, considering all relevant circumstances, including without limitation, if applicable, the conditions or terms of early redemption of the Notes and the Preferred Shares. Subject to the objective of obtaining best execution (as indicated above) and to the extent contemplated by the Collateral Manager’s current or future Form ADV, the Collateral Manager may cause the Issuer to pay a broker-dealer an amount of commission or other compensation for effecting a Transaction for the account of the Issuer. The Collateral Manager has sole discretion over the purchase and sale of investments (including the size of such transactions) and the broker or dealer, if any, to be used to effect transactions. “Best execution” means obtaining for the Issuer the lowest total cost (in purchasing a security) or highest total proceeds (in selling a security), subject to the circumstances of the transaction and the quality and reliability of the executing broker or dealer.

In selecting brokers or dealers, the Collateral Manager generally will consider various factors, including: the reputation, experience and financial stability of the broker-dealer; the ability to maintain the Issuer’s anonymity; the ability to provide competitive pricing; the size and timing of the transaction; the ability and willingness to commit capital and provide prompt and accurate execution and settlement; whether the broker-dealer makes a market in a security and/or finds sources of liquidity; the nature of the market for the security and the difficulty of execution; the broker-dealer’s trading expertise, including its ability to minimize total trading costs and to trade without unduly impacting the market; the belief that the broker-dealer charges a fair and reasonable fee for each trade, and that the Issuer has been treated fairly and honestly in prior trades; and the quality of execution, quality of the broker-dealer relationship, quality of service rendered by the broker-dealer in prior transactions, the broker-dealers experience and speed of execution, as well as any “research” services provided to the Collateral Manager, which may include research reports, trade seminars and access to certain professionals available to the Collateral Manager in connection with effecting transactions.

(c)
“Soft Dollar” Arrangements. The Collateral Manager no longer enters into formal soft dollar arraignments with broker-dealers. However, in the ordinary course the Collateral Manager could receive unsolicited research reports and brokerage services from full-service broker-dealers as a part of their full range of services. Such unsolicited materials could benefit Clients and therefore could be construed as soft dollar benefits.

Section 28(e) of Exchange Act provides a “safe harbor” to investment managers who use soft dollars generated by their advised accounts to obtain investment research and brokerage services that provide lawful and appropriate assistance to investment managers in the performance of their investment decision-making responsibilities. Although the Collateral Manager has the discretion to use soft dollars to obtain services and products that would not be within the safe harbor afforded by Section 28(e) of the Exchange Act and for which it would otherwise be required to pay in cash, it has no plans to do so, and to the extent the Collateral Manager uses soft dollars on behalf of the Clients, it intends to seek to do so within the safe harbor. Consistent with Section 28(e) of the Exchange Act, research products or services obtained by brokers for execution of transactions in connection with one or more Clients could be used by the Collateral Manager to service one or more other Clients, including Clients that could not have paid for the benefits. .

(d)
Review of Broker Relationships; Brokerage Through Affiliates. The Collateral Manager will periodically evaluate the overall reasonableness of the brokerage commissions and negotiated terms paid to or made with broker-dealers with respect to client transactions by, among other things, seeking to compare such commissions and terms with the commission rates and negotiated terms being charged by and entered into with other comparable broker-dealers. The Collateral Manager will also periodically review the past performance of the broker-dealers with whom it has placed orders to execute the Issuer’s transactions in light of the factors discussed above. The Collateral Manager is hereby authorized to execute some or all of the Transactions for the Issuer’s account with or through itself or any of its Affiliates as agent or as principal as the Collateral Manager in its sole discretion shall determine, and may execute Transactions in which the Firm and/or its or their Personnel have interests as described in Section 8; provided that such Transactions shall be effected for the fair value of the applicable asset (or in the case of a sale or transfer of an asset to an Affiliate of the Collateral Manager, at least equal to its fair value) determined in accordance with the Collateral Manager’s policies and procedures applicable thereto and as in effect at such time. In all such dealings, the Firm shall be authorized and entitled to retain any commissions, remuneration or profits that may be made in such Transactions and shall not be liable to account for the same to the Issuer, and the Collateral Manager’s fees shall not be abated thereby.

(e)
Cross Transactions; Affiliate Transactions. The Firm is also authorized to effect Cross Transactions, provided that all such Cross Transactions are effected in compliance with applicable law, the policies and procedures of the Collateral Manager and each relevant Client’s governing documents and so long as the Collateral Manager believes such Cross Transaction to be fair to the Issuer and such other Client. In a Cross Transaction, the Collateral Manager or its Affiliate may act as an investment adviser or broker for, and may receive commissions or other compensation from, both the Issuer and the other party to the Transaction and will have a potentially conflicting division of loyalties and responsibilities to both parties. The Collateral Manager may determine that it is appropriate to address such conflicts by purchasing or selling an Asset at a fair value that has been calculated pursuant to the Collateral Manager’s policies and procedures applicable thereto and as in effect at such time. The Issuer’s prior consent to a Cross Transaction is not required and normally will not be obtained where the Firm receives no compensation other than the Collateral Manager’s fees under this Agreement for effecting the Cross Transaction. The consent described in the prior sentence may be a blanket authorization, so long as it is revocable at any time. Without limiting the foregoing, the Collateral Manager, on behalf of and for the account of the Issuer, may with the consent of the Issuer sell Collateral Obligations to, or buy Collateral Obligations from, the Collateral Manager, any Affiliate of the Collateral Manager or any fund managed by the Collateral Manager (some or all of which Affiliates or funds may be owned in part by the Personnel or Affiliates of the Collateral Manager) in Affiliate Transactions, provided that each such Affiliate Transaction has been entered into in accordance with the policies and procedures of the Collateral Manager. All Affiliate Transactions shall be effected for the fair value of the applicable asset (or in the case of a sale or transfer of an asset to an Affiliate of the Collateral Manager, at least equal to its fair value) determined in accordance with the Collateral Manager’s policies and procedures applicable thereto and as in effect at such time.
(f)
Disclosed Matters. In addition to the foregoing, the Collateral Manager may also conduct other transactions for its own account, for the account of its Affiliates, for the account of the Issuer or for the accounts of third parties and will endeavor to resolve conflicts arising therefrom in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances and applicable law as disclosed in the Collateral Manager Information.
(g)
Affiliate Transaction Procedures. All Affiliate Transactions shall be entered into in accordance with the policies and procedures of the Collateral Manager.

Section 4. Conflicts of Interest and Issuer Acknowledgment of Conflicts of Interest. In certain circumstances, the interests of the Issuer and/or the Holders with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of the Collateral Manager. In addition to those described in Section 3 above, the Issuer hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Collateral Manager as described in this Agreement, the Indenture, the Offering Circular (including the Collateral Manager Information) provided by the Issuer for the Notes or the Form ADV of the Collateral Manager; provided that nothing in this Section 4 shall be construed as expanding the duties of the Collateral Manager as set forth herein or under applicable law.

Section 5. Obligations of Collateral Manager. Subject to the terms of the Indenture and to Section 9 hereof, the Collateral Manager shall use all commercially reasonable efforts to ensure that no action is taken by it, and shall not intentionally take any action, which it knows would (a) materially adversely affect the status of the Issuer for purposes of U.S. federal or state law or any other law which, in the Collateral Manager’s good faith judgment is applicable to the Issuer, (b) be in violation of the Issuer’s organizational documents, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any U.S. federal, state or other applicable securities law the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, or the ability of the Collateral Manager to perform its obligations hereunder, (d) require registration of the Issuer or the pool of Assets as an “investment company” under the 1940 Act, or (e) result in the Issuer violating any material term of the Indenture.

It is understood that (x) the Firm and their respective Personnel shall not be liable to the Issuer, the Trustee, any Secured Party or any other Person except as provided in Section 9 and (y) in connection with the foregoing the Collateral Manager shall not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement and the Indenture or the conduct of its business generally. The Collateral Manager need not take any action unless arrangements satisfactory to it are made to insure or indemnify the Collateral Manager from any liability it may incur as a result of such action.

Section 6. Compensation. (a) Notwithstanding anything in this Agreement or the Indenture, for so long as MIC holds any Preferred Shares, the Collateral Manager shall not be entitled to any Collateral Management Fees under this Agreement and this Agreement shall not be deemed to be an investment advisory agreement for purposes of Section 15 of the 1940 Act

(b)
So long as MIC does not hold any Preferred Shares, on each Payment Date, the Collateral Manager shall be entitled to receive, for services rendered and performance of its obligations under this Agreement:
(i)
subject to subsections (c) and (d) below, the Base Management Fee;
(ii)
subject to subsections (c) and (d) below, the Subordinated Management Fee; and
(iii)
subject to subsections (c) and (d) below, the Incentive Management Fee.
(c)
Each of the Base Management Fee, the Subordinated Management Fee and the Incentive Management Fee shall be payable subject to and in accordance with the Priority of Payments as set forth in the Indenture. The Base Management Fee and Subordinated Management Fee shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If on any Payment Date there are insufficient funds to pay the Base Management Fee then due in full, the amount not so paid shall be deferred and will be payable on subsequent Payment Dates in accordance with the Priority of Payments, without interest. If amounts distributable on any Payment Date in accordance with the Priority of Payments are insufficient to pay the Subordinated Management Fee in full (other than as a result of a waiver or deferral of such Subordinated Management Fee by the Collateral Manager), then a portion of the Subordinated Management Fee equal to the shortfall will be deferred and will accrue interest at a rate of the Benchmark for the applicable period plus 3% per annum and will be payable on subsequent Payment Dates on which funds are available therefor according to the Priority of Payments.
(d)
The Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to waive all or any portion of the Collateral Management Fees, payable to the Collateral Manager on any Payment Date. Any such election shall be made by the Collateral Manager delivering written notice thereof to the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date. Any election to waive the Management Fee may also take the place of written standing instructions to the Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time except during the period between a Determination Date and Payment Date.
(e)
If this Agreement is terminated pursuant to Section 15 or 16 or otherwise, any accrued and unpaid Collateral Management Fees will immediately become due and payable in accordance with the Priority of Payments on the next Payment Date (and, to the extent unpaid, on subsequent Payment Dates) to the outgoing Collateral Manager; provided that with respect to the Incentive Management Fee, any Incentive Management Fee payable on the Payment Date occurring immediately following the date of such termination shall be payable in accordance with the Priority of Payments on such Payment Date or any Payment Date thereafter to the terminated Collateral Manager and the successor Collateral Manager pro rata based on the number of days each served as Collateral Manager during the Collection Period in which this Agreement is terminated.

Section 7. Expenses.

(a)
Up-Front Costs and Expenses. The costs and expenses (including the fees and disbursements of counsel and accountants) incurred by the Collateral Manager in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto, shall be borne by the Issuer.
(b)
Expenses of the Issuer. The Issuer shall bear its own expenses in accordance with the provisions of the Indenture and this Agreement., To the extent that expenses borne by the Issuer are paid by the Collateral Manager, the Issuer shall reimburse the Collateral Manager for such expenses.
(c)
Expenses of the Collateral Manager. The Collateral Manager shall render the services set forth in Section 2 and bear certain administrative expenses of the Issuer. The Collateral Manager shall provide to the Issuer office space and utilities; certain administrative and managerial services; and secretarial, clerical and other personnel. Except as otherwise provided in the Indenture and this Agreement, the Collateral Manager will bear the costs of providing such goods and services, and all of its own overhead costs and expenses, except those referenced in

Section 8(b) of this Agreement, which the Issuer shall bear pursuant to this Agreement and the Indenture.
(d)
Allocation of Expenses. In the event the Collateral Manager has incurred any fees or expenses that are otherwise allocable to one or more entities (in addition to the Issuer) to which the Collateral Manager provides management or advisory services, the Collateral Manager may allocate to each such entity or entities (including the Issuer) a portion of such fees and expenses, based on its own internal policies and its good faith determination as to the appropriate allocation of such fees and expenses. Any such allocation may be made based upon good faith by the Collateral Manager and its Personnel.

Section 8. Services to Other Issuers; Certain Affiliated Activities

(a)
The relationship between the Collateral Manager and the Issuer as described in this Agreement permits, expressly as set forth herein, the Firm to act in multiple capacities (i.e., act as principal or agent in addition to acting on behalf of the Issuer), and, subject only to the Collateral Manager’s execution obligations set forth in Section 3, to effect Transactions with or for the Issuer’s account in instances in which the Firm may have multiple interests. In this regard, the Issuer acknowledges that the Collateral Manager is part of an investment advisory platform engaged in a broad range of lending, investment and other activities, including pursuing investments for its own account, for other accounts and for the accounts of associated funds and providing other services to these funds, and as such, the Firm and their Personnel may have multiple advisory, transactional and financial and other interests in securities, instruments and companies that may be purchased, sold or held for the Issuer’s account. The Firm may act as adviser to clients in investment banking, financial advisory, asset management and other capacities related to instruments that may be purchased, sold or held on the Issuer’s behalf, and the Firm will be engaged as agent, underwriter or original lender for Assets that the Issuer will purchase, sell or hold. At times, these activities may cause departments of the Firm to give advice to clients that may cause these clients to take actions adverse to the interests of the Issuer. The Firm and Personnel may act in a proprietary capacity with long or short positions, in investments of all types, including those that may be purchased, sold or held by the Issuer. Such activities could affect the prices and availability of the investments that the Collateral Manager seeks to buy or sell for the Issuer’s account, which could adversely impact the financial returns of the Issuer in respect of Assets. The Firm and Personnel may give advice, and take action, with respect to any of the Firm’s clients or proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Collateral Manager’s advisory accounts, and effect transactions for such clients or proprietary accounts at prices or rates that may be more or less favorable than the prices or rates applying to Transactions effected for the Issuer. In resolving these potential conflicts, the Collateral Manager will use reasonable efforts to ensure that the Issuer is treated fairly and equitably over time and appropriately under the circumstances, consistent with the Collateral Manager’s allocation policies and procedures, taking into account, among other things, the Collateral Manager’s obligations to its other client account(s) either by law or agreement. However, the Collateral Manager shall not be obligated to cause the Issuer to invest in a particular opportunity even if such opportunity is of a character which is suitable for the Issuer, and the Collateral Manager shall have the right to take for its own account or for the account of any of its clients, or to recommend to other individuals or entities, any such particular investment opportunity.

(b)
The Issuer acknowledges that the ability of the Firm to effect and/ be restricted by applicable regulatory requirements in the United States or elsewhere and/or their internal policies designed to comply with such requirements. As a result, there may be periods when the Collateral Manager will not initiate or recommend certain types of Transactions in certain investments when the Firm is performing investment related services or other services or when aggregated position limits have been reached and the Issuer will not be advised of that fact. Without limitation, when the Firm is engaged in investment related services with respect to the obligations, liabilities or securities of a company, the Collateral Manager may, in certain circumstances, be prohibited from purchasing or selling or recommending the purchase or sale of loans of that company for its clients. Without limitation, the Firm may also be prohibited from effecting Transactions for the Issuer’s account with or through its Affiliates, from acting as agent for another customer as well as the Issuer in respect of a particular Transaction, or from acting as the counterparty in a Transaction with the Issuer. If not prohibited, the Collateral Manager is nonetheless not required to effect Transactions for the Issuer’s account with or through the Collateral Manager’s Affiliates and other clients of the Collateral Manager and/or its Affiliates or in instances in which the Collateral Manager or its Affiliates have multiple interests.
(c)
Nothing herein shall prevent the Collateral Manager or its Affiliates, the Firm or any Personnel from engaging, to the extent permitted by law and not prohibited by the Indenture, in other businesses or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Holders or any other Person or entity, including those transactions disclosed in the Collateral Manager Information in the Offering Circular prepared on behalf of the Issuer for the Notes. There is no limitation or restriction on the ability of the Collateral Manager or any of its Affiliates now or in the future to act as collateral manager (or in a similar role) to other Persons.

Without prejudice to the generality of the foregoing, the Firm or any of the Firm’s Personnel, may, subject to the provisions of this Agreement, among other things:

(i)
serve as directors (whether supervisory or managing), principals, officers, employees, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor or Affiliate of any obligor of any of the Collateral Obligations or Eligible Investments or any issuer of an Equity Security, to the extent not prohibited under the terms thereof or by any resolutions duly adopted by the Issuer, its Affiliates, any obligor of any of the Collateral Obligations or Eligible Investments or any issuer of an Equity Security pursuant to their respective Underlying Documents;
(ii)
receive fees for services of whatever nature rendered to the obligor of any of the Collateral Obligations or Eligible Investments or the issuer of any Equity Security;
(iii)
be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor;
(iv)
be a secured or unsecured creditor of, or hold an equity interest in (x) the Issuer or any Affiliate thereof or (y) any obligor of any Collateral Obligation or Eligible Investment or any issuer of an Equity Security;

(v)
sell any Collateral Obligation or Eligible Investment to, or purchase any Collateral Obligation or Equity Security from, the Issuer while acting in the capacity of principal or agent;
(vi)
underwrite, act as an agent or distributor of, initial lender or purchaser with respect to, or make a market in, any Collateral Obligation, Equity Security or Eligible Investment; and
(vii)
serve as a member of any “creditors’ committee” with respect to any Defaulted Obligation or Eligible Investment.
(d)
The Issuer acknowledges and agrees that:
(i)
the Firm has proprietary interests in, and may manage or advise, accounts or investment funds that have investment objectives similar or dissimilar to those of the Issuer and/or that engage in transactions in the same types of loans and investments as the Issuer, and as a result may compete with the Issuer for appropriate investment opportunities;
(ii)
obligors of loans held by the Issuer may have publicly or privately traded securities or other debt, including securities or other debt that are senior to, or have interests different from or adverse to, the loans that are pledged to secure the Notes, in which the Firm is an investor or makes a market;
(iii)
the Firm’s trading activities may be carried out without reference to positions held by the Issuer and may have an effect on the value of the positions so held, or may result in the Firm having an interest in the applicable obligor adverse to that of the Issuer;
(iv)
the Firm may create, write or issue derivative instruments with respect to which the underlying loans may be those in which the Issuer invests or that may be based on the performance of the Issuer; and
(v)
the Firm and Personnel may obtain and keep any profits, commissions and fees accruing to them in connection with their activities as agent or principal in Transactions for the Issuer’s account and other activities for themselves and other clients and their own accounts, and the Collateral Manager’s fees as set forth in this Agreement shall not be abated or otherwise affected thereby.
(e)
The Issuer acknowledges and agrees that, from time to time at the Collateral Manager’s discretion, advisory Personnel may consult with Personnel in proprietary trading or other areas of the Firm or form investment policy committees comprised of such Personnel, and the performance of Personnel obligations related to their consultation with the Collateral Manager could conflict with their areas of primary responsibility within the Firm. In connection with their activities with the Collateral Manager, the Issuer understands that such Personnel may receive information regarding the Collateral Manager’s proposed investment activities that is not generally available to the public. However, there will be no obligation on the part of such Personnel to make available for use by advisory accounts any information or strategies known to them or developed in connection with their client, proprietary or other activities. In addition, the Firm will be under no obligation to make available any research or analysis prior to its public dissemination. Furthermore, the Firm shall have no obligation to recommend for purchase or sale by the Issuer any investment that the Firm or Personnel may purchase for themselves or for any other clients. The Firm shall have no obligation to seek to obtain any material nonpublic information about any obligor, and, in accordance with applicable securities laws and regulations, to effect Transactions for the Issuer on the basis of any material nonpublic information as may come into its possession.

The Issuer acknowledges that certain Personnel may possess information relating to particular obligors who have issued Collateral Obligations, Eligible Investments or Equity Securities, which information is not known to Personnel of the Collateral Manager who are responsible for monitoring the Collateral Obligations, Eligible Investments or Equity Securities and performing the other obligations of the Collateral Manager under this Agreement, and the Issuer agrees that the Firm shall have no obligation to share any such information, opportunity or idea with such Personnel or the Issuer.

Section 9. Limits of Collateral Manager Responsibility; Reliance; Indemnification.

(a)
Limits of Responsibility.
(i)
The Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Indenture applicable to it and, subject to the standard of conduct described in the next succeeding sentence, shall not be responsible for (1) any action of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager or (2) any action taken or omitted to be taken by the Collateral Manager at the express direction of the Issuer, the Trustee or any other Person entitled under the Indenture to give direction to the Collateral Manager. The Firm and their respective Personnel shall not be liable to the Issuer, the Trustee, the Collateral Administrator, any Secured Party or the Holders of the Notes or any other Persons for (1) any Losses incurred, or for any decrease in the value of the Assets, as a result of the actions taken or recommended, or for any omissions (including any failure to act if such action would be prohibited by the Indenture or this Agreement), by the Collateral Manager or its Affiliates or their respective Personnel under this Agreement or the Indenture, except resulting from a Collateral Manager Breach or (2) any Losses due to any mistake, negligence, misconduct or bad faith of any broker or other agent of the Issuer selected by the Collateral Manager with reasonable care.
(ii)
In no event shall the Collateral Manager be liable for any consequential, punitive, exculpatory or treble damages or lost profits.
(iii)
The Collateral Manager shall be fully protected in relying in good faith upon the books and records of the Issuer and upon such information, opinions, reports or statements presented to the Issuer by any of its officers or agents (including legal counsel, accountants, auditors, appraisers, investment bankers and other independent experts) as to matters the Collateral Manager reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Issuer, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Issuer or any other facts pertinent to the existence and amount of assets from which distributions to Holders might properly be made.
(iv)
The Collateral Manager shall be fully protected in relying upon any document signed in the appropriate manner by an appropriate Person with respect to any instruction, direction or approval of the Issuer or the Trustee and may also rely on opinions of its counsel with respect to any such instruction, direction or approval. The Collateral Manager shall also be fully protected when acting upon any instrument, certificate or other document that the Collateral Manager believes to be genuine and to be signed or presented by the appropriate Person or Persons. The Collateral Manager shall be under no duty to make any investigation or inquiry as to any statement contained in writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained if the Collateral Manager believes the same to be genuine.
(v)
Notwithstanding anything in this Agreement or the Indenture to the contrary, any obligation of the Collateral Manager to apply commercially reasonable efforts in purchasing and disposing of Collateral Obligations and Eligible Investments and the performance of its other duties under this Agreement and the Indenture shall permit the Collateral Manager to take into account its investment decision-making process and any other considerations it deems appropriate.
(b)
Reliance. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it believes in good faith to be genuine.
(c)
Indemnification. To the maximum extent allowed under applicable law, including, without limitation, as applicable, the Advisers Act, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against Losses, as incurred, in respect of or arising from (i) the issuance of the Notes, (ii) the transactions described in the Offering Circular, the Indenture or this Agreement, (iii) any action or failure to act by any Indemnified Party, or (iv) any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any omission or alleged omission to state a material fact necessary to make the statements in the Offering Circular, in light of the circumstances under which they were made, not misleading; provided that with respect to the foregoing indemnity, the Issuer shall not be liable for any Losses to the extent such Losses arise out of or are based upon any Collateral Manager Breach. The obligations of the Issuer under this Section 9 to indemnify any Indemnified Party for any Losses or liabilities will be payable solely out of the Assets in accordance with the Priority of Payments and shall survive termination of this Agreement.

The foregoing provisions, however, shall not be construed to relieve any person of any liability to the extent that such liability may not be waived, modified or limited under applicable law.

(d)
Indemnification Procedures. An Indemnified Party shall (or with respect to the Collateral Manager’s Affiliates and the Personnel of the Firm, the Collateral Manager shall cause such Indemnified Party to) notify promptly the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 9, but failure so to notify the Indemnifying Party (i) shall not relieve such Indemnifying Party from its obligations under this Section 9 unless and to the extent that the Indemnifying Party did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses that would have mitigated such Losses and (ii) shall not, in any event, relieve the Indemnifying Party of any obligations to any Person entitled to indemnity pursuant to this Section 9 other than the indemnification obligations provided for in this Section 9.
(e)
Waiver of Indemnification. In the event that any Indemnified Party expressly waives in writing its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

Section 10. Records. The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer and the accountants appointed pursuant to the Indenture at a mutually agreed time during the Collateral Manager’s normal business hours and upon not less than five Business Days’ prior notice; provided that the Collateral Manager shall not be obligated to provide access to any nonpublic information if it determines in good faith that the disclosure of such information would violate any applicable law, regulation or contractual arrangement.

Section 11. Benefit of the Agreement. The Collateral Manager agrees that its obligations under this Agreement shall be enforceable by the Issuer and, following an Enforcement Event, the Trustee on behalf of the Secured Parties.

Section 12. No Partnership or Joint Venture. For all purposes of this Agreement, the Collateral Manager shall be deemed to be an independent contractor and, unless otherwise expressly provided herein or with the prior written authorization of the Issuer, as applicable, the Collateral Manager shall have no authority to act for, represent, bind or obligate the Issuer, its affiliates, officers, members, directors, managers or employees in any way and shall not otherwise be deemed to be an agent of the Issuer. Except as shall be specifically provided otherwise in this Agreement, nothing contained herein shall create or constitute the Collateral Manager or the Issuer as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on either of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other.

Section 13. Representations and Warranties. (a) Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i)
The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, the other Transaction Documents or the Notes would require such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.
(ii)
The Issuer has full corporate power and authority to execute and deliver this Agreement, the Indenture, the other Transaction Documents and the Notes and perform all obligations required hereunder and thereunder and has taken all necessary action to authorize this Agreement, the Indenture, the other Transaction Documents and the Notes on the terms and conditions hereof and thereof and the execution, delivery and performance of this Agreement, the Indenture, the other Transaction Documents and the Notes and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other person including, without limitation, stockholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with this Agreement, the Indenture, the other Transaction Documents or the issuance of the Notes, is required by the Issuer in connection with this Agreement, the Indenture, the other Transaction Documents or the Notes or the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the other Transaction Documents or the Notes or the obligations imposed upon it hereunder or thereunder. This Agreement, the Indenture, the other Transaction Documents and the Notes constitute, and each instrument or document required hereunder or thereunder, when executed and delivered hereunder or thereunder, shall constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(iii)
The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not (x) violate (A) any provision of any existing law or regulation binding on the Issuer, (B) any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, (C) the organizational documents of, or any securities issued by, the Issuer, (D) of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets is or may be bound, the violation of which would have, in the case of any of (A) through (D) above, a material adverse effect on the business, operations, assets or financial condition of the Issuer, and (y) result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).
(iv)
The Issuer is not an “investment company” which is required to be registered under the 1940 Act.
(v)
The Issuer is not in violation of its organizational documents or in breach or violation of or in default under the Indenture, the other Transaction Documents or any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the Indenture or the performance by the Issuer of its duties hereunder or thereunder.
(vi)
The Issuer is a “qualified client” as such term is defined under the Advisers Act.
(vii)
There is not pending or, to the Issuer’s knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.
(viii)
True and complete copies of the Transaction Documents executed on the Closing Date and the governing instruments of the Issuer have been made available to the Collateral Manager or its counsel (and the Issuer agrees to deliver a true and complete copy of each amendment to the documents referred to in this clause (ix) to the Collateral Manager as promptly as practicable after its adoption or execution).
(ix)
The Offering Circular, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to the Collateral Manager Information.

(b)
Representations and Warranties of the Collateral Manager. The Collateral Manager hereby represents and warrants to the Issuer as follows:
(i)
The Collateral Manager is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified as a foreign limited partnership and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Collateral Manager; or the performance by the Collateral Manager of its duties hereunder or thereunder. The Collateral Manager is an institutional asset manager of national standing.
(ii)
The Collateral Manager is a registered investment adviser under the Advisers Act.
(iii)
The Collateral Manager has the necessary power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other person, including, without limitation, creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder or under the terms of the Indenture applicable to the Collateral Manager. This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture, will be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture when executed and delivered by the Collateral Manager hereunder or under the terms of the Indenture, will constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(iv)
The Collateral Manager Information contained in the final Offering Circular as of its date, and as of the Closing Date does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 14. [reserved].

Section 15. Term; Termination. (a) Automatic Termination. This Agreement shall continue in force until the first of the following occurs: (i) the payment in full of the Notes and the redemption in whole of the Preferred Shares and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Holders of the Notes; or (iii) the effective date of the resignation of the Collateral Manager or the removal of the Collateral Manager for “cause” as described below.

(b)
Effectiveness of Removal or Resignation of Collateral Manager. In the absence of the circumstances described in Section 15(a)(i) or (ii), no termination of this Agreement or any removal or resignation of the Collateral Manager shall be effective until written acceptance of appointment by a successor Collateral Manager and the effective assumption by such successor Collateral Manager of the duties of the Collateral Manager have been received.
(c)
Resignation by Collateral Manager. Notwithstanding any other provision hereof to the contrary, this Agreement may be terminated without cause by the Collateral Manager, and the Collateral Manager may resign, upon 60 days’ (or as such shorter notice as is acceptable to the Issuer) prior written notice to the Issuer, the Rating Agencies and the Trustee (who shall forward such notice to the Holders); provided that, while any Notes remain Outstanding, no such termination or resignation shall be effective until written acceptance of appointment by a successor Collateral Manager and the effective assumption by such successor Collateral Manager of the duties and obligations of the Collateral Manager have been received.
(d)
Appointment of a Successor Collateral Manager. Within 30 days of the resignation, termination or removal of the Collateral Manager pursuant to Section 15 or 16 while any of the Notes is Outstanding, the Holders of a Majority of the Preferred Shares shall propose a successor collateral manager that satisfies the criteria set forth in Section 15(e) to the Issuer by delivering notice thereof to the Trustee, the Issuer and the Collateral Manager, and notice of such proposal shall be given by or on behalf of the Issuer to the Holders of the Controlling Class. A Majority of the Controlling Class shall have 30 days from receipt of such notice to object to such successor collateral manager by delivery of notice of such objection to the Trustee, the Issuer and the Collateral Manager and notice of such rejection shall be given by or on behalf of the Issuer to the Holders of the Preferred Shares. If no such notice of objection is received by the Trustee within such time period, such proposed successor collateral manager proposed by a Majority of the Preferred Shares shall be appointed. If, however, such notice of objection is received by the Trustee within such time period, a Majority of the Controlling Class may propose a successor collateral manager that satisfies the criteria set forth in Section 15(e) by delivering notice thereof to the Trustee, the Issuer and the Collateral Manager, and notice of such proposal will be given by or on behalf of the Issuer to the Holders of the Preferred Shares. A Majority of the Preferred Shares will have 30 days from receipt of such notice to object to such successor collateral manager by delivery of notice of such objection to the Trustee, the Issuer and the Collateral Manager and notice of such rejection will be given by or on behalf of the Issuer to the Holders of the Controlling Class. If no such notice of objection is received by the Trustee within such time period, the successor collateral manager proposed by a Majority of the Controlling Class shall be appointed. If, however, such notice of objection is received by the Trustee within such time period, a Majority of the either the Controlling Class or the Preferred Shares may propose a successor collateral manager that satisfies the criteria set forth in Section 15(e) by delivering notice thereof to the Trustee, the Issuer and the

Collateral Manager, and notice of such proposal will be given by or on behalf of the Issuer to the Holders of (i) the Preferred Shares if the successor collateral manager was proposed by the Controlling Class or (ii) the Controlling Class if the successor collateral manager was proposed by the Preferred Shares. A Majority of the Preferred Shares or the Controlling Class, as applicable, will have 30 days from receipt of such notice to object to such successor collateral manager by delivery of notice of such objection to the Trustee, the Issuer and the Collateral Manager and notice of such rejection will be given by or on behalf of the Issuer to the Holders of the Preferred Shares or the Controlling Class, as applicable. If no such notice of objection is received by the Trustee within such time period, the successor collateral manager proposed by a Majority of the Controlling Class or a Majority of the Preferred Shares, as applicable, will be appointed Collateral Manager; provided that if no successor collateral manager has been successfully appointed within 120 days of the resignation, termination or removal of the Collateral Manager, the resigning Collateral Manager, the Trustee or any Holder of Notes may petition any court of competent jurisdiction for the appointment of a successor collateral manager. Any proposal and appointment of a successor Collateral Manager pursuant to this Section 15(d) shall be subject to the requirements of Section 15(e).
(e)
Eligible Successor Requirements. Any successor collateral manager shall be an institution that (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager, (ii) is legally qualified and has the capacity to act as Collateral Manager and assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture and (iii) by its appointment will not cause or result in the Issuer or any portion of the Assets becoming required to register under the provisions of the 1940 Act. Notwithstanding the foregoing, following the removal or resignation of the Collateral Manager, no successor Collateral Manager may assume the duties of the Collateral Manager unless the Issuer and the Trustee have received confirmation that the S&P Rating Condition is satisfied with respect to the appointment of such successor Collateral Manager and the successor collateral manager has accepted its appointment in writing under a collateral management agreement substantially the same as this Agreement.
(f)
Acceptance of Appointment by Successor Collateral Manager. Upon the acceptance by a successor Collateral Manager of such appointment, all rights and obligations of the Collateral Manager under this Agreement shall terminate, except as provided in Sections 2(i), 6(e), 9, 17(a), 18, 33 and 35. Upon expiration of the applicable notice period with respect to termination specified in this Section 15 or Section 16, as applicable, and upon the acceptance by a successor Collateral Manager of such appointment, all authority and power of the Collateral Manager under this Agreement and the Indenture, whether with respect to the Assets or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor Collateral Manager upon the appointment thereof. Nevertheless, the Collateral Manager shall take such steps as may be reasonably necessary to transfer such authority and power.
(g)
Survival. If this Agreement is terminated pursuant to this Section 15, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 2(i), 6(e), 9, 17, 18, 33, 35 and 36, which provisions shall survive the termination of this Agreement.

Section 16. Termination for Cause. This Agreement may be terminated, and the Collateral Manager may be removed by the Issuer or the Trustee for cause, upon 30 days’ prior written notice to the Collateral Manager at the direction of a Supermajority of the Controlling Class. Notice of such removal for cause shall be delivered by or on behalf of the Issuer to the Holders of each Class of Notes. For purposes of determining “cause” with respect to termination of this Agreement pursuant to this Section 16, such term shall mean only any one of the following events:

(a)
willful violation or willful breach by the Collateral Manager of any provision of this Agreement or the Indenture applicable to the Collateral Manager;
(b)
violation by the Collateral Manager of any material provision of this Agreement or the Indenture applicable to the Collateral Manager (other than as covered by the preceding clause (a) and it being understood that the failure of any Coverage Test, Investment Criteria or Collateral Quality Test is not such a violation) which violation (1) has a material adverse effect on the Holders of any Notes and (2) if capable of being cured, is not cured within 30 days of the Collateral Manager having actual knowledge of, or receiving notice from the Issuer or the Trustee of, such violation, or, if such violation is not capable of cure within 30 days but is capable of being cured in a longer period, the Collateral Manager fails to cure such violation within the period in which a reasonably prudent person could cure such violation, but in no event greater than 60 days from when the initial 30-day period commenced;
(c)
the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days;
(d)
the occurrence of any act constituting fraud or criminal negligence and resulting in a conviction for a felony offense materially related to the investment activity by the Collateral Manager or any such conviction of any managing director of the Collateral Manager who has direct supervisory responsibility for the investment activities of the Issuer (and such director has not been removed from his/her position within 30 days upon the Collateral Manager obtaining knowledge of such act); or

(e)
the occurrence of an Event of Default specified in clause (a) or (b) of the definition of Event of Default set forth in the Indenture which default is directly the result of any act or omission of the Collateral Manager resulting from a breach of its duties under this Agreement or under the Indenture, and which default is not cured within any applicable cure period set forth in the Indenture.

For the avoidance of doubt, the Trustee and the Collateral Administrator shall have no responsibility to monitor or determine “cause”.

Section 17. Action Upon Termination. (a) From and after the effective date of termination of this Agreement, the Collateral Manager shall not be entitled to compensation for further services hereunder, but shall be entitled to receive any amounts owing under Sections 6, 7 and 9. Upon such termination, the Collateral Manager shall as soon as practicable deliver to the Issuer all property and documents of the Trustee or the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager; provided that the Collateral Manager may keep copies of any documents required to be retained in compliance with the record keeping requirements of the Advisers Act.

The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager) upon receipt of appropriate indemnifications and expense reimbursement.

(b)
The Issuer agrees that it shall give the Rating Agency then rating the Notes notice of any resignation or removal of the Collateral Manager under this Agreement and of the appointment of any successor collateral manager.

Section 18. Use of Name; Reference to Collateral Manager.

(a)
The Collateral Manager hereby grants to the Issuer a non-exclusive, non-transferable license to use the name “MSD” as part of the name of the Issuer and in offering memoranda, statements and reports to investors and other documents with respect to the Issuer. It is understood that the name “MSD” and any logo associated with those names is the valuable property of the Collateral Manager. From and after either (i) the effective date of termination of this Agreement or (ii) the date on which the Collateral Manager ceases to be MSD Partners, L.P. or an Affiliate of MSD Partners, L.P., the Collateral Manager shall be entitled to direct each of the Issuers to cease to use the “MSD” name and logo and to take such action as may be necessary to change their respective names and to eliminate all references to such names and logos in the Issuer’s statements and reports to investors and other documents in respect of the Issuer as promptly as possible thereafter. In addition, the Collateral Manager, without the consent of the Issuer, may change the name of the Collateral Manager.
(b)
The Collateral Manager may use and authorize other companies to use “MSD” in their name without restriction.
(c)
The Issuer agrees to indemnify and hold harmless the Collateral Manager from and against any and all Losses which may arise out of the Issuer’s use or misuse of the name “MSD” or out of any breach of or failure to comply with this Section 18.

(d)
The Issuer shall not distribute or circulate any sales literature, promotional or other material that contains any reference to the Collateral Manager without the prior approval of the Collateral Manager, and shall submit in draft form all such materials requiring approval of the Collateral Manager, allowing sufficient time for review by the Collateral Manager and its counsel prior to any deadline for printing. If on any date the Collateral Manager ceases to furnish services to the Issuer, the Issuer at its own expense shall, within 60 days after such date, cease to use in any manner, including, but not limited to, use in any sales literature or promotional material, the name of the Collateral Manager.

Section 19. Assignments. (a) Assignment by the Collateral Manager with Consent. Subject to Section 2(h) and except as provided in Section 19(b), (c) and (d), the Collateral Manager may not assign any of its rights or responsibilities under this Agreement without obtaining (x) satisfaction of the S&P Rating Condition and (y) the written consent of the Issuer. No delegation or assignment shall be effective unless such delegation or assignment does not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for

U.S. federal income tax purposes or otherwise cause the Issuer to be subject to U.S. federal, state or local income tax on a net basis (including any tax imposed under Section 1446 of the Code).

(b)
Assignment by Collateral Manager Without Consent. Notwithstanding Section 19(a), the Collateral Manager shall be permitted to assign any or all of its rights and delegate any or all of its obligations under this Agreement to an Affiliate without such written consent or satisfaction of the S&P Rating Condition required by Section 19(a) so long as such Affiliate (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement and the Indenture (or access to such Personnel so qualified); (ii) is legally qualified and has the capacity to act as Collateral Manager under this Agreement; (iii) has the systems and technology, or rights to the systems and technology, necessary to perform the duties and obligations being assigned or delegated to it; and (iv) performs its obligations under this Agreement using substantially the same team of individuals (or a team of individuals with substantially comparable expertise and experience) that would have performed such obligations had the assignment not occurred. Notwithstanding the foregoing, the assignment by the Collateral Manager of any or all of its rights or the delegation of any or all of its obligations under this Agreement to any Affiliate will require prompt notification to the Rating Agency.
(c)
Issuer Consent Upon Change of Control. The Collateral Manager shall not be required to obtain the consents or satisfy the conditions required by Section 19(a) with respect to a change of control transaction that is deemed to be an assignment within the meaning of Section 202(a)(1) of the Advisers Act at the time of any such transaction; provided that the Collateral Manager obtains the consent of the Issuer in a manner consistent with SEC Staff interpretations of Section 205(a)(2) of the Advisers Act, to any such transaction. For the avoidance of doubt, consent by the Issuer shall be presumed to be granted should the Issuer fail to object within a reasonable period of time following appropriate notice by the Collateral Manager of an actual, potential or intended change of control transaction.

(d)
Assignment and Survival of Certain Obligations. Any assignment made in accordance with this Agreement shall bind the assignee hereunder in the same manner as the Collateral Manager is bound. In addition, the assignee shall execute and deliver to the Issuer, the Trustee and the Rating Agency a counterpart of this Agreement naming such assignee as Collateral Manager. Upon the execution and delivery of such a counterpart by the assignee, the Collateral Manager shall be released from further obligation pursuant to this Agreement, except with respect to its obligations arising under Section 9 prior to such assignment and for any Losses in respect of or arising out of a Collateral Manager Breach.
(e)
Assignment by Issuer. This Agreement shall not be assigned by the Issuer without, the prior written consent of the Collateral Manager and a Majority of each Class of Securities (such determination to be made in the same manner as determining whether an amendment to the Indenture materially and adversely affects the Securities of a Class), and notice to the Rating Agency, except in the case of assignment by the Issuer (i) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder, or (ii) to the Trustee as contemplated by the Indenture. In the event of any assignment by the Issuer, the Issuer shall use reasonable efforts to cause its successor to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

Section 20. Notices. Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by telecopy or by e-mail) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of notice by facsimile or electronic mail, when received in legible form (as evidenced by the sender’s written record of a telephone call to the recipient in which the recipient acknowledged receipt of such facsimile or electronic mail message), in each case addressed as set forth below:

(a)
If to the Issuer:

BDT & MSD Partners

1 Vanderbilt Ave, 26th Floor

New York, NY 10017-5407

Telephone: +1 212-303-1650

Email: bsimonds@bdtmsd.com

Attention: Bob Simonds, Partner & General Counsel

(b)
If to the Collateral Manager:

BDT & MSD Partners

1 Vanderbilt Ave, 26th Floor

New York, NY 10017-5407

Telephone: +1 212-303-1650

Email: bsimonds@bdtmsd.com

Attention: Bob Simonds, Partner & General Counsel

(c)
If to the Trustee, the Holders, or the Rating Agencies, in the manner specified in the Indenture.

Any party may alter the address, telecopy number or email address to which communications or copies are to be sent by giving notice to the other parties of such change in conformity with the provisions of this Section 20 or the Indenture, as applicable, for the giving of notice.

Section 21. Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

Section 22. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 23. Amendment. This Agreement may be modified or amended only by an agreement in writing by the parties hereto and upon receipt of (x) satisfaction of the S&P Rating Condition and (y) the prior written consent of a Majority of each Class of Notes materially and adversely affected thereby (such determination to be made in the same manner as determining whether an amendment to the Indenture materially and adversely affects the Notes of a Class). Notwithstanding the foregoing, the parties hereto, without the consent of any Holders, but with prior written notice to the Rating Agency, may amend or modify any provision of this agreement to (i) reflect a change that is of an inconsequential nature, (ii) correct inconsistencies, typographical or other errors, defects or ambiguities, (iii) conform this Agreement to the Offering Circular or the Indenture (as it may be amended from time to time) or (iv) reflect a change that is necessary or desirable to conform to the Collateral Manager’s policies described in its Form ADV from time to time or to satisfy or conform to any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation (including, without limitation, ERISA, the Code, the Advisers Act, the Securities Act, the Exchange Act and the 1940 Act) of any U.S. federal or state agency or contained in any U.S. federal or state statute, including to better enable compliance with any risk retention regulations.

Section 24. Conflict with the Indenture. In the event that this Agreement requires any action to be taken by the Issuer with respect to any matter and the Indenture requires that a different action be taken by the Issuer with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control.

Section 25. Subordination and Assignment. The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture and each of the Collateral Manager and Issuer hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

Section 26. Governing Law; Submission to Jurisdiction; Venue, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

With respect to Proceedings relating to this Agreement, each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO EACH SUCH PARTY AT THE ADDRESS SPECIFIED IN SECTION 20 (INCLUDING BY REFERENCE TO THE INDENTURE) OF THIS AGREEMENT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 27. Indulgences Not Waivers. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 28. Titles Not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 29. Execution in Counterparts. This Agreement may be executed in any number of counterparts by scanned signature, facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties represents and warrants to the other parties that it has the corporate or other capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party's constitutive documents.

Section 30. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

Section 31. Number and Gender. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 32. Written Disclosure Statement. The Issuer acknowledges receipt of Part 2 of the Collateral Manager’s Form ADV filed with the Securities and Exchange Commission, as required by Rule 204-3 under the Advisers Act, more than 48 hours’ prior to the date of execution of this Agreement.

Section 33. Non Recourse. Notwithstanding any other provision of this Agreement to the contrary, no recourse shall be had for the payment of any amount owing in respect of this Agreement against any officer, director, employee, stockholder or incorporator of the Issuer. All obligations of the Issuer under this Agreement shall constitute limited recourse obligations of the Issuer. Recourse in respect of any obligations of the Issuer hereunder shall be limited to the Assets distributed in accordance with the Priority of Payments. Upon the exhaustion of the Assets, all remaining claims against the Issuer arising from this Agreement or any transaction contemplated hereby shall be extinguished and shall not thereafter revive.

Section 34. Attorney-in-Fact. To the extent necessary or appropriate to perform its duties hereunder, the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments in the name and on behalf of the Issuer with respect thereto. The Issuer hereby delegates to the Collateral Manager all powers, duties and responsibilities with regard to the management and administrative services to be provided to the Issuer as contemplated by Sections 2 and 3. In furtherance of the foregoing, the Issuer hereby makes, constitutes and appoints the Collateral Manager, with full power of substitution (any person in favor of which such power of substitution shall be exercised being referred to as a “Subattorney”), as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents (including tax documents and documents in connection with compliance with any applicable implementing legislation in any relevant jurisdiction), and to make any payment, which the Collateral Manager reasonably deems necessary or appropriate in connection with its duties under this Agreement and (b) to (1) vote in its discretion any Assets, (2) execute proxies, waivers, consents and other instruments with respect to such Assets, (3) endorse, transfer or deliver such investments, (4) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, winding-up, class action, plan or reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such investments and (5) exercise the rights and remedies of the Issuer under the hedge agreements, if any. This grant of power of attorney is coupled with an interest and, to the extent permitted by applicable law, irrevocable, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer; provided, however, that this grant of power of attorney shall expire, and the Collateral Manager and any Subattorney shall cease to have any power to act as the Issuer’s agent or attorney-in-fact, upon termination of this Agreement or, in the case of a Collateral Manager that has resigned or that has been removed, as applicable, under the terms hereunder, upon the effectiveness of such resignation or removal. Each of the Collateral Manager and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

Section 35. Confidential Information. The Collateral Manager and the Issuer shall each keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Issuer or the Collateral Manager (as applicable), (ii) as required by law, regulation, court order, request by a governmental or self-regulatory agency with jurisdiction over the Collateral Manager or the Issuer, as applicable, or the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager, or the Issuer, as applicable, (iii) to its members, partners, principals, directors, officers, agents, employees, managers, accountants, attorneys and other professional advisers, and to any third party that it may from time to time employ or to which it may from time to time delegate some of its obligations hereunder, and to the Collateral Administrator, (iv) as required under the terms of the Indenture, (v) such information as a Rating Agency shall reasonably request in connection with the rating of any of the Notes, for so long as such Class of Notes is outstanding and is rated by such Rating Agency, (vi) to potential buyers in connection with the sale of Notes or (vii) such information as shall have been publicly disclosed other than in violation of this Agreement or the Indenture or shall have been obtained by the Collateral Manager or the Issuer, as applicable, on a non-confidential basis. Notwithstanding the foregoing, it is agreed that the Collateral Manager may disclose (1) that it is serving as collateral manager of the Issuer, (2) the aggregate principal amount of the Issuer’s assets, (3) the internal rate of return generated with respect to the Issuer’s assets and (4) such other information about the Issuer, the Assets and the Notes as is customarily disclosed by managers of similarly situated collateralized loan obligation funds. For purposes of this Section 35, none of the Holders shall in any event be considered “non-affiliated third parties”.

Section 36. Intellectual Property. The Issuer agrees that all work product resulting from the services performed by the Collateral Manager related to the services provided to the Issuer hereunder, which the Collateral Manager or its employees, consultants or other Personnel made, make, conceived or conceive (either solely or jointly with others) in connection with and during the term of this Agreement (collectively, “New Materials”) shall be deemed to be created and prepared as, and shall therefore constitute, a “work made for hire” by the Collateral Manager as the “author” and owner to the extent permitted by United States copyright law. To the extent (if any) that any New Materials may be deemed not to constitute a “work made for hire,” the Issuer hereby agrees that this Agreement shall automatically constitute an irrevocable assignment from the Issuer to the Collateral Manager for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, of all rights, title and interest to such New Materials. The Collateral Manager shall exclusively own, and is perpetually and irrevocably entitled to, all right, title and interest now or hereafter provided by law in and to the New Materials throughout the universe in perpetuity in any and all media whether now known or hereafter developed (including, without limitation, any and all registrations, applications, copyright rights, renewals, extensions, restorations and reversions, patent rights, trade secret rights, trademark rights and all other proprietary and intellectual property rights in or relating to the New Materials), as well as the right to collect all royalties and income generated therefrom and the right to sue, counterclaim and recover for all past, present and future violations thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MSD PARTNERS, L.P.
as Collateral Manager

By	MSD PARTNERS (GP), LLC
its General Partner

By:	\s\ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

[Signature Page to Collateral Management Agreement]

MSD BDC CLO I, LLC
as Issuer

By	MSD INVESTMENT CORP.
its sole Member

By:	\s\ Marcello Liguori
Name: Marcello Liguori
Title: Authorized Signatory

[Signature Page to Collateral Management Agreement]

LIST OF DEFINED TERMS INDEX

Advisers Act	1	Indemnified Party	2
Affiliate Transaction	1	Indemnifying Party	3
Agreement	2	Indenture	1, 3
Base Management Fee	2	Issuer	1, 3
Client	2	Losses	3
Collateral Management Fees	2	New Materials	31
Collateral Manager	1	Notes	3
Collateral Manager Breach	2	Personnel	3
Collateral Manager Information	2	Subattorney	30
Cross Transactions	2	Subordinated Management Fee	3
Firm	2	Supermajority	3
Incentive Management Fee	2	Transaction	3